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                              ARTHUR ANDERSEN LLP




                                                                    EXHIBIT 16.1

                                April 12, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the section entitled "Change in Accountants" in the Registration Statement on Form S-1 of Software.com to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP